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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 19, 2000, with respect to the financial statements of YuniNetworks, Inc. for the period October 8, 1999 (inception) through March 31, 2000, included in the Proxy Statement of MMC Networks, Inc. that is made a part of the Registration Statement (Form S-4) and related Prospectus of Applied Micro Circuits Corporation for the registration of shares of its common stock.

                                        /s/ Ernst & Young LLP
San Diego, California
September 11, 2000